Exhibit 8(a)(2)

                      STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                         SCUDDER, STEVENS & CLARK FUNDS

                              (See Attachment "A")

                           Effective October 1, 1986

--------------------------------------------------------------------------------

I.   Administration

     Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

     The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                           ANNUAL FEES PER PORTFOLIO

                                            Custody, Portfolio
               Fund Net Assets              and Fund Accounting
               ---------------              -------------------
               First $20 Million              1/ 10 of 1%
               Next $80 Million               1/ 25 of 1%
               Excess                         1/100 of 1%

               Minimum Monthly Charges     As stated in attachment "A"
                                           and $2,000 for all new funds

II.  Portfolio Trades - For each line item processed

     State Street Bank Repos                              $ 7.00

     DTC or Fed Book Entry                                $12.00

     New York Physical Settlements                        $25.00

     All other trades                                     $16.00

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                                                             [Logo] State Street

III. Options

     Option charge for each option written or
     closing contract, per issue, per broker              $25.00

     Option expiration charge, per issue, per broker      $15.00

     Option exercised charge, per issue, per broker       $15.00

IV.  Interest Rate Futures

     Transactions -- no security movement                 $ 8.00

V. Coupon Bonds

     Monitoring for calls and processing coupons --for
     each coupon issue held -- monthly charge             $ 5.00

VI.  Holdings Charge

     For each issue maintained -- monthly charge          $ 5.00

VII. Principal Reduction Payments

     Per paydown                                          $ 3.00

VIII. Dividend Charges (For items held at the Request
      of Traders over record date in street form)         $50.00

IX.  Earnings Credit

     A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

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                                                             [Logo] State Street

X.   Automated Pricing

     Monthly Base Fee                                   $175.00*

     Monthly Quote Charge -

     - Municipal Bonds via Muller Data                  $ 21.00

     - Municipal Bonds via Kenny Information
       Systems                                          $ 16.00

     - Government, Corporate and Convertible
       Bonds via Merrill Lynch                          $ 11.00

     - Corporate and Government Bonds via
       Muller Data                                      $ 11.00

     - Options, Futures and Private Placements          $  6.00

     - Foreign Equities and Bonds via Extel Ltd.        $  6.00

     - Listed Equities, OTC Equities, and Bonds         $  6.00

     - Corporate, Municipal, Convertible and
       Government Bonds, Adjustable Rate Preferred
       Stocks via IDSI                                  $  6.00

     For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

XI.  Special Services

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

*    Does not apply to Variable Life Series

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                                                             [Logo] State Street

XII. Out-of-Pocket Expenses

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

     Telephone
     Wire Charges ($4.70 per wire in and $4.55 out)
     Postage and Insurance
     Courier Service
     Duplicating
     Legal Fees
     Supplies Related to Fund Records
     Rush Transfer -- $8.00 Each
     Transfer Fees
     Sub-custodian Charges
     Price Waterhouse Audit Letter
     Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each

XIII. Payment

     The above fees will be charges against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

SCUDDER, STEVENS & CLARK FUNDS            STATE STREET BANK & TRUST CO.

By /s/ David S. Lee                       By Wendy M. La[Illegible]
   ------------------------                  ---------------------------
Title President                           Title Vice President
Date October 7, 1986                      Date October 7, 1986

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                                 ATTACHMENT "A"

                                                             [Logo] State Street


Fund No.                Fund Name                        Monthly Minimum
--------                ---------                        ---------------

7201               Scudder Income                            $1,000

7202               Scudder Growth & Income                    1,000

7203               Scudder Capital Growth                     1,000

7217               Scudder Government Mortgage Securities     2,000

7208               Scudder Cash Investment Trust              1,500

7209               Scudder Managed Muni Bond                  1,500

7211               Scudder Government Money                   1,500

7290               Scudder California Tax Free                1,500

7291               Scudder New York Tax Free                  1,500

7241               Scudder Global                             2,500

7232               Scudder Target General 1986                1,000

7233               Scudder Target General 1987                1,000

7234               Scudder Target General 1990                1,000

7240               Scudder Target General 1994                1,000

7237               Scudder Target Government 1986             1,000

7238               Scudder Target Government 1987             1,000

7239               Scudder Target Government 1990             1,000

7260               Scudder Tax Free Target 1987               1,000

7261               Scudder Tax Free Target 1990               1,000

7262               Scudder Tax Free Target 1993               1,000

7251               Scudder Tax Free Target 1996               1,000

7264               Scudder U.S. Government Zero Coupon 1990   1,000

7265               Scudder U.S. Government Zero Coupon 1995   1,000

7266               Scudder U.S. Government Zero Coupon 2000   1,000

7267               Scudder U.S. Government Zero Coupon 2005   1,000

7268               Scudder U.S. Government Zero Coupon 2010   1,000

7213               Scudder Variable Life Money Market         1,000

7214               Scudder Variable Life Equity               1,000

7215               Scudder Variable Life Diversified          1,000

7216               Scudder Variable Life Bond                 1,000

7210               Scudder Tax Free Money Fund                1,500

7253               Scudder Variable Life Zero Coupon 1990     1,000

7254               Scudder Variable Life Zero Coupon 1995     1,000

7255               Scudder Variable Life Zero Coupon 2000     1,000

7256               Scudder Variable Life Zero Coupon 2005     1,000

7257               Scudder Variable Life Zero Coupon 2010     1,000


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                                 ATTACHMENT "B"

                           to Custodian Fee Schedule
                             Dated October 1, 1986

Fund No.                Fund Name                        Monthly Minimum
--------                ---------                        ---------------

7295               Scudder Equity Income                     $1,000

7292               Scudder High Yield Tax Free                1,500

7225               Scudder California Tax Free Money          1,500

7224               Scudder New York Tax Free Money            1,500

7206               Scudder Variable Life International        1,500

7223               Scudder Mass Tax Free                      1,500

7226               Scudder Ohio Tax Free                      1,500

7227               Scudder Penn Tax Free                      1,500


SCUDDER, STEVENS & CLARK FUNDS            STATE STREET BANK & TRUST CO.

By /s/ David S. Lee                       By Wendy M. La[Illegible]
  -----------------------------             -----------------------------
Title President                           Title Vice President
Date June 26, 1987                        Date 4/8/88